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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-82035 of AK Steel Holding Corporation on Form S-4 of our report dated January 20, 1999, appearing in the Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

August 25, 1999